UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications from Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Company’s employees relating to the Agreement and Plan of Merger, dated as of June 6, 2023, by and among the Company, Resistance Acquisition, Inc., a Delaware corporation (“Parent”) and Resistance Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Agreement”).

The following email was sent from the Company’s Chief Executive Officer to Company employees on June 6, 2023:

Employee Email Announcing Transaction

GPC and Novo – Paratek Announcement – June 6, 2023

Subject: Important Paratek News Today

Dear Paratek Team,

This morning we announced that entities affiliated with Gurnet Point Capital (GPC), a private equity firm headquartered in Cambridge, Mass. and Novo Holdings (Novo), a holding and investment company responsible for managing the assets and wealth of the Novo Nordisk Foundation, have entered into an agreement to acquire Paratek, which, if consummated, would result in such entities gaining full ownership of the company and NUZYRA® (omadacycline) while taking the company private. The press release we issued is posted on our website and can be accessed here.

We believe this strategic transaction offers our best opportunity to maximize shareholder value, including the opportunity to benefit from the future value created by NUZYRA through the CVR.

Importantly, this agreement is firm recognition of the foundational value everyone on our team has helped to create with a strong NUZYRA business today.

A significant amount of thought and consideration went into this decision. Both GPC and Novo have distinguished records of successful partnerships in the life sciences sector and have been recognized for executing on their commitments to invest in growth, both near-term and long-term. Importantly, they bring deep experience and expertise to our already talented team, and we are excited to partner with them.

At this transition point in Paratek’s journey, I thank you all for your commitment and dedication to our important mission. We should all be proud of what we have accomplished to date, and we look forward to having an even stronger foundation to continue to serve patients and healthcare providers through providing NUZYRA, our hard work and shared passion for addressing difficult-to-treat infections and saving lives.

We know that changes like this bring uncertainty and many questions. As always, our executive team is committed to supporting you at every step of this process over the next few months. We pledge to do our best to provide information as we have more information to share as decisions are made.

To address initial questions, we invite you to participate in a virtual town hall meeting later this morning at 10:30 a.m. ET to discuss this announcement in more detail.

Until the transaction closes, which we expect to happen in the third quarter, it is business as usual. The transaction is subject to regulatory reviews and other customary closing conditions. Thank you in advance for your patience and flexibility during this transition.

I look forward to our meeting to discuss today’s news. Be on the lookout for a calendar invite shortly with the meeting details.

Evan

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 6, 2023, among Paratek Pharmaceuticals, Inc. (the “Company”), Resistance Merger Sub, Inc. and Resistance Acquisition, Inc. (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company’s ability to continue as a going concern; our ability to maintain or expand regulatory approvals or commercialize our products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; our dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; our dependence on funding from BARDA; our substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Paratek Pharmaceuticals, Inc. (the “Company”) by Resistance Merger Sub, Inc. (“Merger Sub”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 16, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at www.paratekpharma.com/investor-relations.